ANAGEMENT AGREEMENT

This AGREEMENT made as of the 11 day of August, 2011, between AIM Exploration, Inc., a Nevada Company, (the "Company"), with offices at Suite 2311 Cityland 10 Tower 2 H.V. dela Costa St., Salcedo Village Makati City, Metro Manila, Philippines, and Paladino Management and Development Corp., Inc., a Philippine corporation (the "Manager"), with offices at Suite 514 VGP Center 6772 Ayala Avenue, Makati City, Metro Manila, Philippines.

                   W I T N E S S E T H:

WHEREAS, the Company has entered into partnership agreements for the management, development and operation of mining claims located in the Philippines (the “Claims”).

WHEREAS, the Company desires to engage the services of the Manager, and the Manager desires to be so engaged, on the terms and conditions which are set forth herein.

NOW THEREFORE, for and in consideration of the foregoing and the mutual covenants and promises which are set forth herein, the parties hereby agree as follows:

1. DESIGNATION OF MANAGER AS AGENT.

A. The Manager is hereby designated as the agent and representative of the Company for the purpose of managing, developing and operating the Claims for the account of the Company.

B. Term of the Agreement

i. This Agreement shall remain in effect for a period beginning on the date hereof and continuing for ten (10) years therefrom through and including August 31, 2021, unless terminated earlier as provided below.The period for which this Agreement remains in effect is referred to herein as the "Term". The period of one (1) year beginning on the date hereof is referred to as a "Term Year", and each successive period of one (1) year during the Term (and any final period of one (1) year or shorter during the Term) shall also be referred to as a "Term Year".

ii. This Agreement may be terminated at any time by the Company for "cause". For purposes of this Agreement, "cause" shall be any continuing or repeated failure by the Manager to perform its duties and responsibilities set forth in this Agreement.

2. DUTIES OF MANAGER.

A. Subject to the other provisions of this Agreement, the duties and responsibilities of the Manager in connection with the management, development and operation of the Claims are to act on behalf of the Company as follows:

i. Collection of Revenue.  The Manager shall collect all revenues from the operations of the Claims as stipulated in the partnership agreements.

ii. Expenses.  The Manager shall, from gross revenues collected from the Claims,:

(a) pay all operating expenses (including advertising and promotional expenses) and such other expenses of the Claims; and

(b) pay to any lenders designated by the Company all sums that may become due on loans affecting the Claims and the Company.

(c) Taxes. The Manager shall pay all taxes levied and assessed against the Claims prior to delinquency. The Manager shall withhold from gross revenues an amount equal to the estimated annual taxes on the Company in connection with the Claims, and the Manager shall pay such taxes from such withheld amounts.

(d) Maintenance, Upkeep and Repairs.  The Manager shall do everything reasonably necessary for the proper maintenance,up-keep and repair of the Claims, except to the extent that such items are the responsibility of the person that owns the real property where the Claim is located, in accordance with the lease or license for the Claim premises. The Manager shall also cause all improvements, decorations and alterations to the Claims as may be required in its reasonable discretion, subject to the requirements of such lease/license.

(e) Employees. The Manager shall have authority to hire, supervise and terminate on behalf of the Owner all independent contractors and employees, if any, reasonably required in the operation of the Concession, but all such employees shall be employees of the Company and not employees of the Manager. Where applicable, the Manager shall prepare for the Company payroll tax returns and shall make payments of such taxes to appropriate agencies out of gross revenues from the Claim.

(f) Assistance.  Where legal assistance is needed for matters involving the Claim, such action shall be taken through counsel designated or approved by the Company. The expenses for such counsel shall be borne by the Company.

(g) Records.  The Manager shall maintain accurate records of all moneys received and disbursed in connection with its management of the Claim, and such records shall be open for inspection by the Company at all times during regular business hours. The Manager shall also render to the Company a monthly statement showing all receipts and disbursements, relating to the Claim.

(h) Expenses of Manager.  All of the following expenses are part of the Manager's fee and are the sole expense of the Manager: payroll, processing fees, messenger service, money transport and change fees, health plan and benefit plan maintenance fees, all operating expenses not directly incurred at the unit level.

(i) Payment of Company. After the Manager deducts all authorized expenses relating to the operation and management of the Claim (including manager’s fee) from the funds collected for the account of the Company, as well as all reserves set by the Company for working capital and capital expenditures, the Manager shall disburse any remaining funds as agreed between the manager and the Company.

(j) Insurance.  Upon the execution of this Agreement, the Manager will review existing insurance coverage on the Claim with its insurance broker to determine adequacy of coverage, and may place, on behalf of the Company and at the Company's expense, such coverage as the Manager and the Company deem appropriate.

(k) Compliance with Laws.  The Manager shall manage the Claim in full compliance with the requirements of all applicable laws and government regulations of the Philippines.

B. The parties acknowledge and agree that the services to be provided by the Manager will consist of services provided at the Claim itself, as well as services to be provided at the offices of the Manager. The compensation to be paid to the Manager as provided below will be the entire payment to the Manager in connection with such services, and no additional payment or amount will be charged by the Manager for any services or work which may be performed by employees or other personnel of the Manager in connection with the Manager's performance of its obligations hereunder.

3. RIGHTS OF CERTAIN PERSONS TO PARTICIPATE IN DECISIONS.

Notwithstanding anything to the contrary which may be contained in this Agreement, the parties acknowledge and agree as follows in connection with the Manager's duties hereunder:

A. All decisions of the Manager will be subject to any other policies (if any) which may be set by the Company and communicated to the Manager.

B. The following actions or steps shall be subject to the prior review and approval of the Company:

i. Any change in the name of the Claim or any proposed new use of such name in any manner.

ii. Preparation of an annual operating budget, capital budget or business plan for the Claim.

iii. All advertising and promotional expenses forthe Claim.

4. COMPENSATION.

As compensation for its services to be performed pursuant to this Agreement, the Company shall pay to the Manager a fee equivalent to five (5%) percent of the annual gross sales less sales tax attributable. The amounts shall be payable monthly based on revenues for each month.

5. INDEMNIFICATION OF MANAGER.

A. Except for the willful misconduct, recklessness or negligence of the Manager, the Company agrees to indemnify the Manager against all claims from or connected with the management of the Claim by the Manager or the performance or exercise of any of the duties, obligations or powers herein or hereafter granted to the Manager, provided that the Manager gives the Company prompt written notice of each such claim, permits the Company to contest such claim and cooperates with the Owner in any such contesting of the claim.

B. The Company agrees to carry at all times during the Term comprehensive general liability insurance against any loss, liability or damage on, about or relating to the Leased or Licensed Premises, to such limits as Landlord may reasonably, from time to time, require, provided that the amount of insurance coverage will be determined by both parties on a per project basis. All such bodily injury, property damage and personal injury, property insurance, and any other insurance coverage carried by the Company on the premises shall be extended to insure and indemnify the Manager as well as the Company, by the appropriate endorsement of all policies evidencing such insurance, to name the Manager as an additional insured.

6. DELIVERY UPON TERMINATION.

Upon termination of this Agreement, the parties shall account to each other with respect to all uncompleted business hereunder, and the Manager shall promptly deliver to the Company all leases, books, records and other documents and instruments relating to the Claims and the Company that may be in the possession or custody of the manager.

7. MISCELLANEOUS.

A. Any disagreement, dispute, controversy or claim arising out of or relating to this contract or the breach thereof, shall be settled by arbitration in accordance with the prevailing Rules of Arbitration in the Philippines. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof.

B. This Agreement contains the entire agreement of the parties concerning the subject matter hereof, and supersedes any and all prior agreements among the parties hereto concerning the subject matter hereof, which prior agreements, if any, are hereby canceled. This Agreement may not be changed, modified, amended, discharged, abandoned or terminated orally, but only by an agreement in writing, signed by the parties hereto.

C. If any of the provisions of this Agreement is held invalid, such invalidity shall not affect the other provisions hereof that can be given effect without the invalid provision, and to this end the provisions of this Agreement are intended to be and shall be deemed severable.

D. Any and all notices, requests, demands or other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent via facsimile or overnight courier, or sent by certified or registered mail, return receipt requested, to the parties at their respective addresses set forth first above or to such addresses as may from time to time be designated by them respectively in writing by notice similarly given to all parties in accordance with this paragraph. A copy of all such notices, requests, demands, or other communications hereunder to the Company shall be forwarded to the following attorneys:

Gimenez Mayuga Gatmaytan & Associates
Suite 2311 Cityland 10 Tower 2
HV Dela Costa St., Salcedo Village, Makati,
Philippines
Attn: Atty. Percival M. Mayuga

A copy of all such notices, requests, demands, or other communications hereunder to the Manager shall be forwarded to the following attorneys:

Suite 514 VGP Center 6772
Ayala Avenue, Makati City, Philippines

or to such other address as such attorneys may designate by written notice to the parties hereto and the other such attorneys. Notices under this Agreement shall be deemed delivered on the date delivered personally or sent via facsimile, the next business day after being sent via overnight courier, or three (3) business days after being sent via certified mail, return receipt requested, as the case may be.

E. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of any such breach or to exercise any such right shall not deprive such party of the right to take action at any time while such breach or condition giving rise to such right continues.

F. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding the above, however, the parties recognize that the services to be provided by the Manager hereunder are unique, and accordingly, this Agreement may not be assigned by the Manager, nor any obligation hereunder delegated by the Manager.

G. This Agreement shall be governed and construed in accordance with the laws of the Republic of the Philippines. All actions that may arise under this Agreement shall be filed exclusively in the appropriate courts of Makati City, Philippines only.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

AIM EXPLORATION, INC.

                               By: /s/ Gregorio P. Formoso
                                      Gregorio P. Formoso
                                         TIN 119-137-697
                                  --------------------------------------
                                                President

PALADINO MANAGEMENT AND DEVELOPMENT CORP.

                                      By: /s/ Guil P. Rivera
                                       Guil P. Rivera
                                      TIN 134-908-250
                                   -------------------------------------
                                      Chairman and CEO

NOTARY PUBLIC

Doc. No. _____
Page No. _____
Book No. _____
Series of 2011